Exhibit 99.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of October 1, 2025 (the “Effective Date”) by and between Applied DNA Sciences, Inc. a Delaware corporation located at 50 Health Sciences Drive, Stony Brook, New York, 11790 (the “Company”) and Patrick Horsman, with an address of [_______] (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below.

In consideration of the mutual promises contained herein, the parties agree as follows:

1.	Consulting Services

Subject to the terms and conditions of this Agreement, the Company hereby retains Consultant as a consultant to perform the consulting services specifically set out in Exhibit A attached to this Agreement and made a part hereof (hereafter referred to as the “Services”), and Consultant agrees, subject to the terms and conditions of this Agreement, to render such Services during the term of this Agreement.

2.	Compensation

In consideration of the Services to be provided by Consultant to the Company during the Initial Term, the Company shall compensate Consultant as described in Exhibit B. Consultant’s compensation for each Renewal Term, if any, shall be negotiated in good faith by the parties, but shall be no less than as set forth on Exhibit B.

3.	Independent Contractor Status.

It is expressly agreed that Company and Consultant shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither Company nor Consultant shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party.

4.	Intellectual Property

(a)	Consultant agrees that all items prepared or originated in connection with the Services, regardless of medium, and including but not limited to all materials, software, notes, records, drawings, designs, inventions, proposals, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the Term of this Agreement that specifically relate to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or that Consultant may become associated with, in all cases while performing the Services or through access to and use of Company Confidential Information (collectively, “Inventions”), are the sole property of the Company. Consultant hereby agrees to assign (or cause to be assigned) and hereby assigns fully to the Company, all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Consultant whether upon Company’s request or voluntarily, shall promptly disclose to the Company all Inventions that Consultant has created.

(b)	Consultant acknowledges and agrees that any work of authorship relating to any Invention shall be deemed to be a "Work Made for Hire," to the extent permitted by the United States Copyright Act. To the extent that any such work of authorship may not be deemed to be a Work Made for Hire, Consultant hereby irrevocably assigns all ownership rights in and to such work to the Company. If any such work of authorship cannot be assigned, Consultant hereby grants to the Company an exclusive, assignable, irrevocable, perpetual, worldwide, sub-licensable (through one or multiple tiers), royalty-free, unlimited license to use, copy, reproduce, distribute, modify, adapt, alter, translate, improve, create derivative works of, practice, publicly perform, publicly display and digitally perform and display such work in any media now known or hereafter known. To the extent moral rights may not be assignable under applicable law and to the extent the following is allowed by the laws in the various countries where moral rights exist, Consultant hereby irrevocably waives such moral rights and consents to any action of the Company that would violate such moral rights in the absence of such consent.

(c)	Consultant, its agents and employees, agree to assist Company, or its designee, to secure the Company’s rights, titles and all interest in and to all Inventions and/or other intellectual property rights relating to all Inventions, at the Company’s expense, in any and all countries, the execution of all documents, applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and/or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

(d)	Consultant, its agents and employees, agree that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of securing the Company’s rights, titles and all interest in and to all Inventions and/or other intellectual property rights relating to all Inventions, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such documents and instruments and to do all other lawfully permitted acts to further the securing of the Inventions and/or other intellectual property rights relating to all Inventions, with the same legal force and effect as if executed by Consultant.

(e)	Consultant, its agents and employees, acknowledge that the Company does not desire to acquire any trade secrets, know-how, confidential information, or other intellectual property that the Consultant may have acquired from or developed for any third party (“Third-Party IP”). The Company agrees that in the course of providing the Services, the Consultant shall not be required to use or disclose any Third-Party IP, including without limitation any intellectual property of (i) any former or current employer, (ii) any entity for whom the Consultant has performed or currently performs consulting services, or (iii) any other person to whom the Consultant has a legal obligation regarding the use or disclosure of such intellectual property.

(f)	The foregoing notwithstanding, investment, strategic advisory and/or asset allocation strategies and services developed or used by Consultant, Cypress LLC, Cypress Management LLC and Horsman Holdings LLC or their respective affiliates, even if related to the Company’s BNB digital asset strategy, shall be specifically excluded from and shall not be deemed Inventions under this Section 4.

5.	Indemnification

(a)	Consultant agrees to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any grossly negligent or intentionally wrongful act of Consultant; or (ii) any material breach by the Consultant of any of the representations, warranties, covenants and/or obligations contained in this Agreement.

(b)	Company agrees to indemnify and hold harmless the Consultant to the fullest extent permitted by applicable law (but in no event less favorable than the protections afforded to any other current or former director, officer, or executive of the Company, as if the Consultant is a current executive of the Company). This protection covers any and all Claims or Proceedings (as defined below) arising out of or relating to the Consultant’s Services. The Company shall advance all costs, fees, and expenses (including attorneys’ fees, expert fees, judgments, fines, penalties, settlements, and amounts paid in connection with investigations or inquiries) incurred by Consultant in connection with any such Claim or Proceeding in the same manner afforded to other current directors, officers or executives of the Company.. These obligations shall continue after the Term, shall not be conditioned on the Consultant’s continued Services, and shall inure to the benefit of the Consultant’s heirs, executors, administrators, and legal representatives. This indemnification is in addition to, and not in limitation of, any rights Executive may have under law, the Company’s governing documents, insurance policies, or other agreements, including additional indemnity agreements. The Company shall cover the Consultant under the Company’s directors and officers liability insurance both during and, while potential liability exists, after the Term, in the same amount and to the same extent as the Company covers its executive officers and directors.

(c)	For purposes of this Section 5, the following terms shall have the following meanings: “Claim” shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information; and “Proceeding” means any threatened, pending, or completed action, suit, arbitration, mediation, inquiry, investigation, audit, hearing, charge, complaint, notice, appeal, or other proceeding of any kind, whether civil, criminal, administrative, regulatory, legislative, investigative, disciplinary, appellate, formal, informal, or otherwise, in any jurisdiction, forum, or venue, and whether initiated by or before a governmental, regulatory, self- regulatory, or private body.

6.	Confidential Information

(a)	The parties acknowledge that in connection with Consultant’s Services, the Company may disclose to Consultant confidential and proprietary information and trade secrets of the Company, and that Consultant may also create such information within the scope and in the course of performing the Services (hereinafter “Company Confidential Information”). Consultant recognizes that the Company has received, and in the future will receive, confidential or proprietary information of third parties that is subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Such third-party confidential information shall be deemed Company Confidential Information and shall be subject to all covenants and restrictions of this Section 6.

(b)	Subject to the terms and conditions of this Agreement, Consultant hereby agrees that during the term of this Agreement and for a period of five (5) years thereafter: (i) Consultant shall not publicly divulge, disseminate, publish or otherwise disclose any Company Confidential Information without the Company’s prior written consent; and (ii) Consultant shall not use any such Company Confidential Information for any purposes other than the Services. Notwithstanding the above, the Company and Consultant acknowledge and agree that the obligations set out in this Section 6 shall not apply to any portion of Company Confidential Information which: (i) was at the time of disclosure to Consultant part of the public domain by publication or otherwise; (ii) became part of the public domain after disclosure to Consultant by publication or otherwise, except by breach of this Agreement; (iii) was already properly and lawfully in Consultant’s possession at the time it was received from the Company as evidenced by contemporaneous written records; (iv) was or is lawfully received by Consultant from a third party who was under no obligation of confidentiality with respect thereto as evidenced by contemporaneous written records; or (v) is required to be disclosed by law, regulation or judicial or administrative process.

(c)	Upon termination of the Agreement, or any other termination of Consultant’s Services for the Company, all records, drawings, notebooks and other documents pertaining to any Company Confidential Information, whether prepared by Consultant or others, and any material, specimens, equipment, tools or other devices owned by the Company then in Consultant’s possession, and all copies of any documents, shall be returned to the Company.

7.	Insider Information

In the course of the performance of Consultant’s Services it is expected that Consultant will receive information that is considered material inside information within the meaning and intent of the U.S. federal securities laws, rules and regulations. Consultant will not disclose this information directly or indirectly to any third party, nor will Consultant buy, sell or otherwise deal in the securities of Company in violation of applicable law.

8.	Term

(a)	This Agreement shall commence on the Effective Date and shall remain in effect for an initial term of one (1) year (the “Initial Term”), unless earlier terminated in accordance with the provisions herein. Upon expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year periods (each, a “Renewal Term”) unless either party provides written notice of its intent not to renew at least thirty (30) days prior to the end of the then-current term.

(b)	After the Initial Term, either party may terminate this Agreement, without cause, by providing the other party with at least sixty (60) calendar days’ prior written notice. Upon termination, each party shall fulfill any outstanding obligations incurred prior to the effective date of termination, and the terminating party shall not be liable for any further obligations or damages arising from such termination, except as expressly provided herein.

(c)	Either party may terminate this Agreement upon written notice if the other party materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof. Termination shall be effective upon expiration of the cure period if the breach remains uncured.

(d)	Sections 2, 3, 4, 5, 6, 7, 8, 9 and 10 will survive termination of this Agreement.

9.	Severance:

(a)	If the Company terminates this Agreement without Cause (as defined below), or elects not to renew the Agreement upon expiration of the then-current term, Consultant shall be entitled to a severance payment equal to twelve (12) months of consulting fees, payable in a lump sum within thirty (30) days following the termination or non-renewal date, provided Consultant executes and does not revoke a customary release of claims in favor of the Company. No severance shall be payable in the event of termination for Cause.

(b)	For purposes of this Agreement, “Cause” means (i) Consultant’s engagement in willful gross misconduct, willful gross negligence or intentionally wrongful act in the course of carrying out the Services that results in material economic or reputational harm to the Company; (ii) Consultant’s conviction of or plea of guilty or nolo contendere to a felony; (iii) a material breach by Consultant of this Agreement, which, if curable, is not cured within thirty (30) days after Consultant’s receipt of written notice thereof from the Company; or (iv) Consultant’s refusal or failure to perform the Services in accordance with Exhibit A and Section 10(e), as reasonably assigned to Consultant by the Company, which, if curable, is not cured within thirty (30) days after Consultant’s written receipt of notice thereof from the Company.

10.	Warranties

Consultant represents and warrants that: (a) Consultant has full right, power, and authority to enter into and perform this Agreement without the consent of any third party; (b) Consultant is not in violation of any noncompete agreement by entering into this Agreement; (c) Consultant has the full right, power, and authority to comply with the obligations of Section 4; (d) Consultant will not, in the course of performing the Services, infringe or misappropriate any intellectual property right of any third party; and (e) Consultant will devote no less than seventy-five percent (75%) of his work time to rendering the Services, however, Consultant may choose when he performs the Services in his reasonable discretion.

11.	Conflicting Obligations

Consultant agrees to promptly disclose to the Company any actual, potential, or perceived conflict of interest that may arise in connection with the performance of services under this Agreement. Consultant shall not engage in any activity, investment, or relationship—whether personal, professional, or financial—that would reasonably be expected to interfere with Consultant’s independent judgment or loyalty to the Company, or that could compromise the integrity of the Company’s digital asset treasury strategy (a “Conflict of Interest”). The Company reserves the right to terminate this Agreement pursuant to Section 8(b) in the event of a Conflict of Interest and the Conflict of Interest is not cured within thirty (30) days after Consultant’s receipt of written notice thereof from the Company.

12.	Resolution of Disputes Through Arbitration

(a)	Except as otherwise expressly provided in this Agreement, any controversy, claim, or dispute arising out of or relating to this Agreement, or the enforcement or interpretation of this Agreement shall be resolved exclusively by binding arbitration in New York, New York. The arbitration shall be administered by Judicial Arbitration and Mediation Services (“JAMS”), or if JAMS is unavailable, by the American Arbitration Association (“AAA”), in accordance with its employment arbitration rules then in effect, except as modified herein.

(b)	The arbitration shall be conducted before a single neutral arbitrator who shall be a retired judge or experienced employment law attorney. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could award, including damages, injunctive relief, attorneys’ fees, and costs, and shall issue a written decision stating the essential findings and conclusions.

(c)	The Company shall bear the costs of the arbitration, including the arbitrator’s fees. The prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, except that Consultant shall not be required to pay the Company’s attorneys’ fees or costs unless the arbitrator determines that Consultant’s claims were frivolous or brought in bad faith.

(d)	Either party may seek provisional injunctive relief in a court of competent jurisdiction in New York, New York, to preserve the status quo pending arbitration. Any provisional relief shall remain effective until the arbitrator’s final award.

(e)	The arbitration award shall be final and binding upon the parties and may be confirmed and enforced by any court of competent jurisdiction.

(f)	The parties acknowledge and agree that, by entering into this arbitration agreement, they are waiving any right to a jury trial in any action or proceeding covered by this Section.

13.	Miscellaneous

(a)	Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s address or facsimile number written below or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section.

If to the Company, to:

Applied DNA Sciences, Inc. 50 Health Sciences Drive,
Stony Brook, New York 11790 Telephone: (631) 240-8800
Facsimile: (631) 240-8900 Email: clay.shorrock@adnas.com

If to the Consultant, to Patrick Horsman

[________]
[________]
Email: [________]
CC:[_________]

(b)	This Agreement (a) contains the entire understanding between the parties with respect to subject matter hereof, (b) supersedes all prior communications and understandings with respect thereto, whether written or oral, and (c) may not be modified in any manner, except by written amendment duly executed by the authorized representatives of each party hereto. It is further understood and agreed that no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The headings and subheading contained herein shall not be considered a part of this Agreement.

(c)	Although the restrictions and terms contained in this Agreement are considered by the parties to be reasonable for the protection of Company’s proper interests, if any such restriction and/or term is found by a court of competent jurisdiction to be unenforceable, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, written or interpreted to be enforceable in any respect, it will not be given effect, and the remainder of the Agreement will be enforced as if such provision was not included.

(d)	This Agreement shall be construed in accordance with the laws of the State of New York without regard to any provisions of conflicts of laws.

(e)	Neither party shall assign or transfer this Agreement nor any rights hereunder without the consent of the other party, and any attempted or purported assignment without such consent shall be void; provided, however, that any assignment or transfer pursuant to a merger or consolidation, or the sale or liquidation of all or substantially all of the business and assets of the Company shall be valid, so long as the assignee or transferee (a) is the successor to all or substantially all of the business and assets of the Company, and (b) assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. Consultant’s consent shall not be required for any such transaction. This Agreement shall otherwise bind and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, legatees, devisees, executors, administrators, and legal representatives.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

APPLIED DNA SCIENCES, INC.	PATRICK HORSMAN

By:	By:
Name: Clay Shorrock	Name: Patrick Horsman, CFA
Title:CEO	Date:
Date:

EXHIBIT A

Services

Contact. Consultant’s principal Company contacts:

Clay D. Shorrock, CEO

Beth Jantzen, CFO

Services. Consultant shall serve as Chief Investment Officer in a strategic advisory capacity. The agreement provides for oversight of the Company’s digital asset treasury strategy, including providing strategic guidance and operational support, including integration of digital assets such as BNB, capital allocation frameworks, evaluation of various yield opportunities within the Binance ecosystem and other blockchain- based platforms, and investor-facing financial communication (which shall include the role of the Company’s primary media and public relations and public speaking personality, at conferences, pod casts, media appearances, interviews and other Company events). Consultant shall perform Services in a professional and diligent manner, consistent with industry standards and applicable laws. .

EXHIBIT B

Consultant Compensation

•	During the Initial Term, the Company will pay the Consultant a fixed monthly fee of $29,167 per calendar month. Payment will be made within ten (10) days of the receipt of Consultant’s invoice.

•	The Company shall reimburse Consultant for reasonable and necessary out-of-pocket expenses incurred in connection with the performance of services under this Agreement, provided that such expenses above $4,500.00 are pre-approved in writing by the Company and supported by appropriate documentation. Reimbursable expenses may include travel, lodging, meals, and other business-related costs directly tied to the Company’s digital asset treasury operations or investor-related activities.

•	All reimbursement requests must be submitted within forty five (45) days of incurring the expense and shall include itemized receipts and a brief description of the business purpose. The Company shall process approved reimbursements within ten (10) days of receipt.